Exhibit 24

                    TAUBER AND BALSER, P.C.
                 Certified Public Accountants
                   3340 Peachtree Road, N.E.
                         Suite 250
                     Atlanta, GA 30326


                INDEPENDENT AUDITORS' CONSENT

As independent auditors of Innovative Coatings Corporation ("ICC"), we hereby consent to the incorporation in the Form 10-KSB, Amendment No. 4 to be filed on or about October 9, 2001 of our report dated May 15, 2000, relating to the consolidated balance sheet of ICC as of December 31, 1999, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 1999 and 1998, and our report dated April 26, 2001, relating to the consolidated balance sheet of ICC as of December 31, 2000, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year ended December 31, 2000.

/s/ Tauber and Balser, P.C.
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Tauber and Balser, P.C.
Atlanta, Georgia
October 9, 2001